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                   [LETTERHEAD FOR DAVIS WRIGHT TREMAINE LLP]
                                  LAW OFFICES

                               November 3, 1997



Cell Therapeutics, Inc.
201 Elliott Avenue West
Suite 400
Seattle, WA 98119

        Re:     Cell Therapeutics, Inc.
                Registration Statement on Form S-3

Ladies and Gentlemen:

        You have requested our opinion in connection with Cell Therapeutics, Inc.'s, a Washington corporation (the "Company"), registration of an aggregate of 2,866,847 shares of its Common Stock (the "Shares"), as described in a Registration Statement on Form S-3 (the "Resale Shelf Registration Statement") filed by the Company on this date with the Securities and Exchange Commission. We understand that the Shares are to be sold to the public as described in the Registration Statement.

        As special local Washington counsel for the Company and in connection with the opinions expressed below, we have examined copies of (a) the Registration Statement and (b) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In expressing the opinions set forth below, we have also relied on certain certificates of officers of the Company and certificates of public officials.

        Our opinions expressed below are limited to the laws of the State of Washington.

        Based on such examination and subject to the foregoing, we are of the opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, and the proceedings being taken in order to permit the offering described in the Registration Statement to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in


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Cell Therapeutics, Inc.
November 3, 1997
Page 2

accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                                Very truly yours,

                                                Davis Wright Tremaine LLP